Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Lincoln Electric Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, without par value per share	457(o)	$450,000,000	N/A	$450,000,000	$ 153.10 per $1 million	$68,895

Total Offering Amounts					$450,000,000		$68,895

Total Fee Offsets							$0

Net Fee Due							$68,895
The amount registered reflected in Table 1 above represents the maximum amount of additional Common Shares, without par value per share (the “
Common Shares
”), of Lincoln Electric Holdings, Inc. (the “
Registrant
”) issuable pursuant to The Lincoln Electric Company Employee Savings Plan (as amended or amended and restated to date, the “
Plan
”), being registered on the Registration Statement on Form
S-8
(the “
Registration Statement
”) to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933 (the “
Securities Act
”), the Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan. The proposed maximum aggregate offering price in Table 1 above is provided solely for the purposes of determ ining
the amount of the registration fee, pursuant to paragraph (o) of Rule 457 under the Securities Act.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources
The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.